Exhibit 99.1

SportsHub Games Network, Inc.

and Subsidiaries

Consolidated Financial Statements

September 30, 2022 and December 31, 2021

and For the Nine Months Ended

September 30, 2022 and 2021

SportsHub Games Networks, Inc.

Independent Accountant’s Review Report

Board of Directors and Stockholders

SportsHub Games Network, Inc. and Subsidiaries

Minneapolis, Minnesota

We have reviewed the accompanying consolidated financial statements of SportsHub Games Network, Inc. and its Subsidiaries, which comprise the consolidated balance sheet as of September 30, 2022 and the related consolidated statements of operations, other comprehensive loss, changes in stockholders’ equity, and cash flows for the nine month periods ended September 30, 2022 and 2021, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of SportsHub Games Network, Inc. and Subsidiaries and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Report on the December 31, 2021, Consolidated Balance Sheet

The consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, other comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended (not presented herein) were audited by us, and we expressed an unmodified opinion on them in our report dated October 11, 2022. We have not performed any auditing procedures since that date.

Cedar Rapids, Iowa

September 8, 2023

1

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Balance Sheets

As of September 30, 2022 and December 31, 2021

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets
Cash	$81,072	$1,228,504
Restricted cash	52,377,022	37,734,380
Receivables
Accounts receivable	10,497	30,290
Related party	35,670	93,954
Other	207,405	-
Other current assets	1,097,282	259,516
Total current assets	53,808,948	39,346,644

Equipment, net	35,495	65,433

Other assets
Intangible assets, net	967,762	1,880,820
Goodwill, net	4,640,980	4,640,980
Right of use asset - operating lease	110,656	178,193
SharpLink equity method investment	7,185,676	23,568,578
Total other assets	12,905,074	30,268,571

Total assets	$66,749,517	$69,680,648

2

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Balance Sheets

As of September 30, 2022 and December 31, 2021

	September 30,	December 31,
	2022	2021
	(unaudited)
Liabilities and Stockholders’ Equity
Current liabilities
Line of credit	$4,120,651	$4,120,651
Current maturities of long-term debt	394,333	495,618
Current portion of lease liability	57,293	119,873
Accounts payable	393,378	161,629
Accrued expenses	304,140	218,270
Prize liability	5,481,704	5,937,369
Customer deposits	40,028,106	31,342,573
Deferred revenue	8,106,051	914,412
Total current liabilities	58,885,656	43,310,395

Long-term liabilities
Long-term debt, net of current maturities	948,990	1,246,046
Lease liability	67,932	104,850
Deferred tax liability	42,221	3,857,088
Total long-term liabilities	1,059,143	5,207,984

Stockholders’ equity
Preferred stock $0.0001 par value, authorized 8,000,000 shares;
3,486,316 issued and outstanding	349	349
Additional paid-in capital (preferred stock)	5,644,681	5,644,681
Common Stock $0.0001 par value; authorized 14,000,000 shares; 10,272,851 issued and outstanding	1,027	1,027
Additional paid-in capital (common stock)	9,701,563	9,701,563
Retained earnings (deficit)	(8,542,902)	5,814,649
Total stockholders’ equity	6,804,718	21,162,269

Total liabilities and stockholders’ equity	$66,749,517	$69,680,648

3

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Operations

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021

Revenue	$3,439,557	$5,824,360

Cost of revenues	1,992,378	4,131,549

Gross profit	1,447,179	1,692,811

Operating expenses
Selling, general and administrative expenses	3,233,134	31,613,399
Depreciation and amortization	134,521	241,557
Commitment fee expense	-	23,301,206
Total operating expenses	3,367,655	55,156,162

Loss from operations	(1,920,476)	(53,463,351)

Other income (expense)
Interest income	274,626	185,315
Interest expense	(201,858)	(191,518)
Realized loss on sale of
restricted investments	-	(3,617)
Other income	33,457	28,243
Gain on loan forgiveness	-	1,399,519
Gain on deconsolidation of SharpLink	-	48,648,838
Net loss from SharpLink equity
method investment	(5,529,250)	(456,677)
Impairment of SharpLink equity
method investment	(10,853,652)	(13,150,841)
Other income, net	(16,276,677)	36,459,262

Loss	(18,197,153)	(17,004,089)

Income tax (expense) benefit	3,814,867	(3,849,227)

Net loss	(14,382,286)	(20,853,316)

Net loss attributed to non-controlling interest	-	(26,115,822)

Net income (loss) attributed to the Company	$(14,382,286)	$5,262,506

4

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021

Net loss	$(14,382,286)	$(20,853,316)

Other comprehensive income
Net change in unrealized gain on
restrictive investments	-	17,054

Comprehensive loss	(14,382,286)	(20,836,262)

Net loss attributed to non-controlling interest	-	(26,115,822)

Comprehensive income (loss) attributable to the Company	$(14,382,286)	$5,279,560

5

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Preferred Stock		Common Stock			Accumulated
		Additional Paid-In		Additional Paid-In	Retained Earnings	Other Comprehensive	Non-Controlling	Total Stockholders’
	Amount	Capital	Amount	Capital	(Deficit)	Loss	Interest	Equity

Balance, January 1, 2021	$349	$5,644,681	$1,027	$13,082,567	$(16,294,670)	$(17,054)	$375,189	$2,792,089

Common stock issued for business combination	-	-	-	13,272,652	-	-	8,837,380	22,110,032
SharpLink stock-based compensation expense	-	-	-	595,269	-	-	401,354	996,623
SharpLink vesting of warrant	-	-	-	1,201,607	-	-	800,070	2,001,677
SharpLink preferred stock issuance in exchange for temporary equity preferred stock	-	-	-	-	-	-	1,359,047	1,359,047
SharpLink preferred stock issuance	-	-	-	-	-	-	29,878,206	29,878,206
SharpLink conversion of preferred stock to common stock and deconsolidation	-	-	-	(18,533,993)	34,069,417	-	(15,535,424)	-
Stock option compensation	-	-	-	87,950	-	-	-	87,950
Other comprehensive income	-	-	-	-	-	17,054	-	17,054
Net income	-	-	-	-	5,262,506	-	(26,115,822)	(20,853,316)

Balance, September 30, 2021	$349	$5,644,681	$1,027	$9,706,052	$23,037,253	$-	$-	$38,389,362

Balance, January 1, 2022	$349	$5,644,681	$1,027	$9,701,563	$5,814,649	$-	$-	$21,162,269

Stock option compensation	-	-	-	-	24,735	-	-	24,735
Net loss	-	-	-	-	(14,382,286)	-	-	(14,382,286)

Balance, September 30, 2022	$349	$5,644,681	$1,027	$9,701,563	$(8,542,902)	$-	$-	$6,804,718

6

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash Flows - Operating Activities
Net loss	$(14,382,286)	$(20,853,316)
Adjustments to reconcile net loss to net
cash flows - operating activities
Depreciation and amortization	949,588	1,132,981
Lease incentive amortization and deferred rent	67,537	54,008
Stock-based compensation expense	24,735	1,084,573
Advisory expenses in exchange for SharpLink warrant	-	2,001,677
Deferred taxes	(3,814,867)	3,994,579
Commitment fee expense	-	23,301,206
Loss on sale of investments	-	20,671
Impairment of SharpLink equity method investment	10,853,652	13,150,841
Gain on deconsolidation of SharpLink	-	(48,648,283)
Net loss from equity method investment in SharpLink	5,529,250	456,677
Goodwill impairment	-	21,722,213
Gain on loan forgiveness	-	(1,399,519)
Changes in operating assets and liabilities
Receivables	(129,328)	479,470
Contract assets	-	180,064
Other current assets	(837,766)	(741,681)
Other non-current assets	-	(234,000)
Deferred revenue	7,191,639	6,230,146
Accounts payable	231,749	1,351,123
Accrued expenses	85,870	(402,702)
Contract liability		(767,780)
Prize liability	(455,665)	3,141,720
Customer deposits	8,685,533	8,909,914
Operating lease liability	(99,498)	(172,546)
Other long-term liabilities	-	(312,000)
Net cash flows - operating activities	13,900,143	13,680,036

Cash Flows - Investing Activities
Deconsolidation of cash of SharpLink	-	(7,019,776)
Capital expenditures for equipment	(6,592)	(35,192)
Cash and restricted cash acquired in MTS merger	-	1,932,000
Proceeds from maturity of restricted investments	-	727,766
Capital expenditures for internally developed software	-	(167,942)
Net cash flows - financing activities	(6,592)	(4,563,144)

7

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash Flows - Financing Activities
Payments on long-term debt	$(398,341)	$(386,593)
Proceeds from long-term debt	-	158,236
Proceeds from Paycheck Protection Program loan	-	699,519
Payments on note payable to seller	-	(95,197)
SharpLink proceeds for preferred stock issuance	-	6,000,000
Net cash flows - financing activities	(398,341)	6,375,965

Net change in cash and restricted cash	13,495,210	15,492,857

Cash and Restricted Cash
Beginning of year	38,962,884	27,540,590

End of year	$52,458,094	$43,033,447

Reconciliation of Cash and Restricted Cash
Cash	$81,072	$840,603
Restricted cash	52,377,022	42,192,844

Total cash and restricted cash	$52,458,094	$43,033,447

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$274,626	$185,315

8

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Supplemental Schedule of Noncash Investing and Financing Activities
Unrealized gain (loss) on available for sale securities
included in other comprehensive loss	$-	$17,054

Non-controlling interest preferred stock discount accretion	$-	$373,560

Non-controlling interest preferred stock dividend accretion	$-	$91,192

SharpLink dividends on preferred stock in ordinary shares	$-	$94,700

SharpLink preferred stock issuance in exchange for temporary equity preferred stock	$-	$1,359,047

SharpLink preferred stock issuance in exchange for commitment fee	$-	$29,878,206

SharpLink conversion of preferred stock to ordinary shares	$-	$13,758,601

Business combinations
Assets acquired, liabilities assumed, and consideration issued in acquisition
Cash and restricted cash	$-	$1,932,000
Accounts receivable	-	356,000
Prepaid expenses and other current assets	-	322,000
Equipment	-	25,000
Other long-term assets	-	261,000
Intangible assets	-	483,000
Goodwill	-	22,581,032
Accrued expenses	-	(2,129,000)
Deferred revenue	-	(914,000)
Other current liabilities	-	(495,000)
Other long-term liabilities	-	(312,000)

Stock issued	-	22,110,032

Total consideration issued in acquisition	$-	$22,110,032

9

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Business Activity

SportsHub Games Network, Inc. and Subsidiaries (the “Company”) is an online gaming business that primarily facilitates daily and seasonal peer-to-peer fantasy contests for its end users. The Company also operates a website that provides a variety of services to private fantasy league commissioners, including secure online payment options, transparent tracking and reporting of transactions, payment reminders, in-season security of league funds, and facilitation of prize payouts.

SharpLink Gaming Ltd. (formerly Mer Telemanagement Services or “MTS”) is an Israeli-based multi-national corporation. SharpLink is comprised of four operating segments: Affiliate Marketing Services – United States, Sports Gaming Client Services, Enterprise Telecom Expense Management (“TEM”) and Affiliate Marketing Services – International. On July 26, 2021, SharpLink, Inc. completed its merger with Mer Telemanagement Solutions Ltd. (the “MTS Merger”), which changed its name to SharpLink Gaming Ltd. and commenced trading on NASDAQ under the ticker symbol “SBET.” SharpLink hereinafter refers to SharpLink, Inc. for the period prior to the merger and SharpLink Gaming Ltd. for the period subsequent to the merger. As a result of the MTS Merger, SharpLink, Inc. shareholders own 86% of SharpLink, on a fully diluted and as-converted basis, and has majority of the voting shares. Additionally, immediately following the closing of the MTS Merger, legacy MTS directors and officers agreed to resign, pursuant to the merger agreement. SharpLink, Inc.’s executives became officers of SharpLink and new members were appointed to the board of directors. The MTS Merger represents a reverse acquisition in which SharpLink, Inc. is the accounting acquirer and legacy MTS is the accounting acquiree. SharpLink applied the acquisition method of accounting to the identifiable assets and liabilities of legacy MTS, which were measured at estimated fair value as of the date of the business combination.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SportsHub Games Network, Inc. and its wholly-owned subsidiaries, LeagueSafe Management, LLC, SportsHub Reserve, LLC, and Virtual Fantasy Games Acquisition, LLC.

All significant inter-company balances and transactions have been eliminated in consolidation.

Non-controlling interest represents the interest in SharpLink that is owned by other investors and their related equity raised. This averaged approximately 17% of the activity in SharpLink, Inc. based on the percentage of ownership during the nine months ended September 30, 2021. The Company allocates all of SharpLink’s stock-based compensation, preferred dividend and discount accretion to non-controlling interest. Effective August 31, 2021, the Company no longer had a controlling interest in SharpLink and deconsolidated it from the Company’s consolidated financial statements (see Note 6).

10

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business Acquisition

The Company accounts for business acquisitions under the acquisition method of accounting as required by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations. The total cost of business acquisitions is determined based on the fair value of the consideration transferred to the seller to acquire control, while the cost allocated to the underlying separately identifiable net assets acquired is based on their respective estimated fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired is recorded as goodwill. Net assets not separately identifiable are subsumed into goodwill. Fair values are calculated using a variety of methodologies including the cost approach, which uses the concept of replacement as an indicator of market value, and the income approach, which utilizes discounted cash flow models. Determining the fair value of assets acquired and liabilities assumed using the valuation methodologies requires judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows and discount rates, among other items.

Common Control Merger

On November 1, 2020, the Company contributed certain assets and liabilities to a newly formed, wholly owned subsidiary, Sports Technologies, LLC (STI). Following this contribution, STI merged into ST Acquisitions, LLC, a wholly owned subsidiary of SharpLink, in a reverse triangular merger under which STI was the surviving subsidiary to SharpLink. As consideration in exchange for the merger, the Company received 4,061,141 shares of SharpLink, Inc. common stock.

Concentrations of Credit Risk

The Company maintains its cash accounts in various financial institutions, the balances of which are periodically in excess of federally insured limits.

Restricted Cash

The Company’s restricted cash balances consist of funds held for payment of prize liabilities for its various daily and seasonal peer-to-peer fantasy games, as well as private fantasy league dues from customers who utilize the services offered via the Company’s secure online payment and league dues management website. Restricted cash is segregated from operating cash in separate accounts at the Company’s SportsHub Reserve, LLC and LeagueSafe Management, LLC subsidiaries.

11

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equity Method Investment

As of August 31, 2021, the Company no longer had a controlling interest in SharpLink, Inc. and deconsolidated it from the Company’s consolidated financial statements (see Note 6) and started to account for the investment under the equity method of accounting. Under the equity method of accounting, the investment is initially recorded at cost, then the Company’s proportional share of SharpLink’s net income or loss is recorded as a component of other income (expense) with a corresponding increase or decrease to the carrying value of the investment. Distributions received from SharpLink reduce the Company’s carrying value of the investment. These investments are evaluated for impairment if events or circumstances arise that indicate that the carrying amount of such assets may not be recoverable. At September 30, 2021, the Company determined its investment was impaired and recognized an impairment loss of $13,150,841 for the nine months ended September 30, 2021. At December 31, 2021, the Company determined its investment was impaired and recognized an impairment loss of $29,381,877 for the year ended December 31, 2021. At September 30, 2022, the Company determined its investment was impaired and recognized an impairment loss of $10,853,652 for the nine months ended September 30, 2022.

Accounts Receivable and Credit Policy

Accounts receivable are recorded at their estimated net realizable value, net of an allowance for doubtful accounts. The Company’s estimate of the allowance for doubtful accounts is based upon historical experience, its evaluation of the current status of receivables, and unusual circumstances, if any. Accounts are considered past due if payment is not made on a timely basis in accordance with the Company’s credit terms. The Company does not charge interest on past due accounts. Credit terms are extended to customers in the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial conditions and generally requires no collateral. As of September 30, 2022 and December 31, 2021, there was no allowance for doubtful accounts.

The Company estimates an allowance for doubtful accounts based upon and evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the estimate of the allowance for doubtful accounts will change.

Equipment

Equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productivity capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which ranges from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset or the life of the lease.

12

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with generally accepted accounting principles, which provides a framework for measuring fair value.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels. Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 3 inputs are unobservable inputs related to the asset or liability.

Intangible Assets

Intangible assets with a finite life consist of internally developed software, customer relationships, trade names, and acquired technology and are carried at cost less accumulated amortization. The Company amortizes the cost of identifiable intangible assets on a straight-line basis over the expected period of benefit, which ranges from three to seven years.

Costs associated with internally developed software are expensed as incurred unless they meet generally accepted accounting criteria for deferral and subsequent amortization. Software development costs incurred prior to the application development stage are expensed as incurred. For costs that are capitalized, the subsequent amortization is the straight-line method over the remaining economic life of the product, which is estimated to be 3 to 5 years.

The Company reassesses whether it has met the relevant criteria for deferral and amortization at each reporting date. The Company classifies amortization related to developed technology as cost of revenue totaling $815,067 and $891,425 for the nine months ended September 30, 2022 and 2021, respectively.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets, including equipment and finite-lived intangible assets, for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimate future cash flows expected to result from its use and eventual disposition. In cases where undiscounted cash flows are less than the carrying value of a long-lived asset group, an impairment loss is recognized equal to an amount by which the asset group’s carrying value exceeds the fair value of the assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of customer loss, obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment recognized during the nine month periods ended September 30, 2022 and 2021.

13

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

The Company records goodwill when consideration paid in an acquisition exceeds the fair value of the net tangible assets and the identified intangible assets acquired. Goodwill is not amortized, but rather is tested for impairment. The Company has determined that there are seven reporting units for the purpose of goodwill impairment tests.

The Company evaluates the carrying amount of goodwill annually or more frequently if events or circumstances indicate that the goodwill may be impaired. Factors that could trigger an impairment review include significant underperformance relative to historical or forecasted operating results, a significant decrease in the market value of an asset or significant negative industry or economic trends. The Company completes impairment reviews for its reporting units using a fair-value method based on management’s judgments and assumptions. When performing its annual impairment assessment, the Company evaluates the recoverability of goodwill assigned to each of its reporting units by comparing the estimated fair value of the respective reporting unit to the carrying value, including goodwill.

The Company had accumulated goodwill impairment of $1,644,000 as of September 30, 2022 and December 31, 2021. There is inherent uncertainty included in the assumptions used in goodwill impairment testing. A change to any of the assumptions could lead to a future impairment that could be material.

Leases

Effective January 1, 2020, the Company adopted the new lease accounting guidance in Accounting Standards Update No. 2016-02, Leases (ASC 842), using a modified retrospective approach. The adoption of ASC 842 resulted in the establishment of a right-of-use-asset and lease liability of $567,602 on January 1, 2020, and did not have any effect on accumulated deficit. The standard requires the recognition of right-of-use assets and lease liabilities for lease contracts with terms greater than 12 months.

Operating lease costs are recognized in the consolidated statements of operations as a single lease cost and finance lease costs are recognized in two components, interest expense and amortization expense. The Company has elected the package of practical expedients permitted in ASC 842. Accordingly, the Company accounted for its existing leases as either finance or operating leases under the new guidance, without reassessing (a) whether the contract contains a lease under ASC 842, (b) whether classification of the operating lease would be different in accordance with ASC 842, or (c) whether the unamortized initial direct costs before transition adjustments would have met the definition of initial direct costs in ASC 842 at lease commencement. In addition, the Company elected to utilize the practical expedient to use hindsight in determining the lease term when considering options to extend the term of leases. See Note 11 for further disclosure of the Company’s lease contracts and the impact the on the consolidated financial statements.

Prize Liability

The Company’s prize liability consists of funds to be paid to participants of the various fantasy games hosted by the Company. These prizes are paid to the participants once a fantasy game has concluded and final winners have been determined.

14

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Customer Deposits

The Company holds cash on behalf of customers in wallet accounts and accounts on the LeagueSafe Management, LLC platform. Cash related to these accounts may be drawn on at any time at the request of the customer.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, under which deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities, net operating losses, and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company uses a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. A tax position is recognized when it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority. The standard also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition.

Revenue Recognition

The Company enters into contracts for the development, hosting, operations, maintenance, and service of games and contests that are hosted by the Company and accessed through the customer’s website or other electronic media. This generally results in revenue from developing, hosting, and maintaining software for customers (cloud-hosted SaaS) or licensing revenue for the development of software.

The Company enters into implicit and explicit contracts with end users for the hosting peer to peer online fantasy game and wallet operations. This generally results in revenue from online fantasy games and wallet operations.

The Company follows a five-step model to assess each sale to a customer; identify the legally binding contract, identify the performance obligations, determine the transaction price, allocate the transaction price, and determine whether revenue will be recognized at a point in time or over time.

Revenue is recognized upon transfer of control of promised products or services (i.e., performance obligations) to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for promised goods or services. The Company’s performance obligations are satisfied either over time (net gaming revenue, subscription revenue and certain types of fee revenue) or at a point in time (for certain types of fee revenue).

Other items relating to charges collected from customers include reimbursable expenses. Charges collected from customers as part of the Company’s sales transactions are included in revenues and the associated costs are included in cost of revenues.

15

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation expense reflects the fair value of stock-based awards measured at the grant date and recognized over the relevant vesting period. The Company estimates the fair value of each stock-based award on the measurement date using the Black-Scholes option valuation model which incorporates assumptions as to stock price volatility, the expected life of the options, risk-free interest rate, and dividend yield.

SharpLink Redeemable Preferred Stock Issued with a Commitment Fee

SharpLink issued redeemable preferred stock with a commitment fee in 2020. The Company considers guidance within ASC 470-20, Debt (ASC 470), Distinguishing Liabilities from Equity (ASC 480), and Derivatives and Hedging (ASC 815) when accounting for a redeemable equity instrument issued with a freestanding-instruments (e.g., commitment fee), such as in the December 2020 SharpLink preferred stock issuance (First Tranche) and the second issuance upon the date the common stock of SharpLink is listed or quoted on any trading market (Going Public Transaction) (Second Tranche). In circumstances in which redeemable convertible preferred stock is issued with a commitment fee, the proceeds from the issuance of the convertible preferred stock are first allocated to the commitment fee at its full estimated fair value.

Commitment Fee

The Company accounts for the commitment fee as either equity instrument, liability, or derivative liability in accordance with ASC 480 and/or ASC 815, depending on the specific terms of the agreement. The commitment fee, which requires SharpLink to issue common shares equal to the greater of either 15% of the aggregate of the First and Second Tranche or 3% of SharpLink’s issued and outstanding capital immediately following the Second Tranche, may require SharpLink to transfer a variable number of shares outside of its control, is classified as a liability. Liability-classified instruments are recorded at their estimated fair values at each reporting period until they are exercised, terminated, reclassified, or otherwise settled. The Company recognized commitment fee expense of $23,301,206 for the nine months ended September 30, 2021. There was no commitment fee expense for the nine months ended September 30, 2022.

Paycheck Protection Program Loans

The Company followed Financial Accounting Standards Board (FASB) ASC 470 in accounting for its Paycheck Protection Program (PPP) loans. Upon forgiveness and legal release, the Company reduced the liability by the amount forgiven and recorded a gain on forgiveness.

Advertising Costs

The Company expenses the costs of advertising as incurred. Advertising expense for the nine months ended September 30, 2022 and 2021, was $102,704 and $187,760, respectively.

Accounting Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements Not Yet Adopted

Financial Instruments – Credit Losses

In June 2016, the FASB issued ASC 326, Financial Instruments – Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments (ASC 326), which replaces the existing incurred loss model with a current expected credit loss (CECL) model that requires consideration of a broader range of reasonable and supportable information to form credit loss estimates. The Company would be required to use a forward-looking CECL model for accounts receivables, guarantees, and other financial instruments. The Company will adopt ASC 326 on January 1, 2023, and the Company is still evaluating the impact on its consolidated financial statements.

Subsequent Events

Management has evaluated subsequent events through September 8, 2023, the date which the consolidated financial statements were available for issue (See Note 20).

NOTE 2 – BUSINESS COMBINATIONS

Mer Telemanagement Solutions

Description of the transaction

On July 26, 2021, MTS, New SL Acquisition Corp., a wholly owned subsidiary of MTS (“Merger Sub”) and privately held SharpLink, Inc. entered into an Agreement and Plan of Merger (the “MTS Merger Agreement”). Pursuant to the MTS Merger Agreement, Merger Sub merged with and into SharpLink, Inc., with SharpLink, Inc. surviving as a wholly owned subsidiary of legacy MTS (the “Reverse Merger” or “Merger”). Following the MTS Merger, the Company changed its name from Mer Telemanagement Solutions Ltd. to SharpLink Gaming Ltd. On a pro forma and fully-diluted basis for SharpLink, SharpLink, Inc. shareholders own approximately 86% of SharpLink, inclusive of a stock option pool of 10% of the fully-diluted outstanding share capital of SharpLink, and legacy MTS securityholders own approximately 14% of the fully-diluted outstanding capital of SharpLink.

As a result of the MTS Merger, each outstanding share of SharpLink, Inc. common stock was converted into the right to receive SharpLink Gaming Ltd. ordinary shares as calculated pursuant to the Exchange Ratio, as defined in the MTS Merger Agreement. Each outstanding share of SharpLink, Inc. Series A preferred stock was converted into the right to receive SharpLink Gaming Ltd. Series A-1 preferred stock, calculated pursuant to the Exchange Ratio. Each outstanding share of SharpLink, Inc. Series A-1 preferred stock was converted into the right to receive SharpLink Gaming Ltd. Series A-1 preferred stock, calculated pursuant to the Exchange Ratio. Each outstanding share of SharpLink, Inc. Series B preferred stock was converted into the right to receive SharpLink Gaming Ltd. Series B preferred stock, calculated pursuant to the Exchange Ratio.

In connection with a closing condition of the MTS Merger Agreement, a major shareholder of both legacy MTS and SharpLink, Inc., invested $6,000,000 in exchange for 3,692,865 shares of SharpLink Gaming Ltd. Series B preferred stock.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 2 – BUSINESS COMBINATIONS (CONTINUED)

Mer Telemanagement Solutions (Continued)

Identification of accounting acquirer

As a result of the MTS Merger, SharpLink, Inc. shareholders own 86% of SharpLink, on a fully diluted and as-converted basis, and has majority of the voting shares. Additionally, immediately following the closing of the MTS Merger, legacy MTS directors and officers agreed to resign, pursuant to the MTS Merger Agreement. SharpLink, Inc. executives became officers of SharpLink, and new members were appointed to the board of directors. The MTS Merger represents a reverse acquisition in which SharpLink, Inc. is the accounting acquirer and legacy MTS is the accounting acquiree. SharpLink applied the acquisition method of accounting to the identifiable assets and liabilities of legacy MTS, which have been measured at estimated fair value as of the date of the business combination.

Purchase Price

The purchase price is based on the legacy MTS closing share price of $6.80 on July 26, 2021, and 2,492,162 and 670,789 of Ordinary Shares and Preferred Shares, respectively, outstanding as of July 26, 2021, as well as the fair value of 108,334 share options and warrants outstanding as of July 26, 2021. The following table represents the purchase consideration paid in the MTS Merger.

Schedule of purchase consideration
MTS issued and outstanding ordinary shares immediately prior to Merger	3,162,951
MTS share price on July 26, 2021	$6.80
MTS ordinary shares fair value	21,508,067
MTS warrants and options fair value	$601,965
Purchase consideration for accounting acquiree	$22,110,032

The fair value of the MTS warrants and options, which are further disclosed in Note 14, respectively, were determined using a Black Scholes option-pricing model with the following assumptions:

MTS Warrants - $2.642 strike price
Fair value of ordinary shares	$6.80
Exercise price	$2.64
Expected volatility	54.7%
Expected dividends	0.0%
Expected term (in years)	3.0
Risk-free rate	0.38%

Fair value per warrant	$4.49
Warrants	58,334
Fair value	$261,965

MTS Warrants - $0 strike price
Fair value of ordinary shares	$6.80
Exercise price	$0.00
Expected volatility	54.7%
Expected dividends	0.0%
Expected term (in years)	3.0
Risk-free rate	0.38%

Fair value per warrant	$6.80
Warrants	25,000
Fair value	$170,000

MTS Options - $0 strike price
Fair value of ordinary shares	$6.80
Exercise price	$0.00
Expected volatility	54.7%
Expected dividends	0.0%
Expected term (in years)	3.0
Risk-free rate	0.38%

Fair value per warrant	$6.80
Warrants	25,000
Fair value	$170,000

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 2 – BUSINESS COMBINATIONS (CONTINUED)

Purchase Price Allocation

The MTS assets and liabilities were measured at estimated fair values at July 26, 2021, primarily using Level 3 inputs. Estimates of fair value represent management’s best estimate of assumptions about future events and uncertainties, including significant judgments related to future cash flows, discount rates, competitive trends, margin and revenue growth assumptions including royalty rates and customer attrition rates and others. Inputs used were generally obtained from historical data supplemented by current and anticipated market conditions and growth rates expected as of the acquisition date.

Mer Telemanagement Solutions (Continued)

The fair value of the assets acquired, and liabilities assumed as of July 26, 2021, were as follows:

Assets:
Cash	916,000
Restricted cash	1,016,000
Accounts receivable	356,000
Prepaid expenses and other current assets	322,000
Equipment	25,000
Other long-term assets	261,000
Intangible assets	483,000

Total Assets	$3,379,000

Liabilities:
Accrued expenses	2,129,000
Deferred revenue	914,000
Other current liabilities	495,000
Other long-term liabilities	312,000

Total liabilities	$3,850,000

Net assets acquired, excluding goodwill	$(471,000)

Goodwill	22,581,032

Purchase consideration for accounting acquiree	$22,110,032

The fair value, as determined by assumptions that market participants would use in pricing the assets, and weighted average useful life of the identifiable intangible assets are as follows:

	Fair Value	Weighted Average Useful Life (Years)
Customer relationships	$414,000	4
Developed technology	69,000	3
	$483,000

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 2 – BUSINESS COMBINATIONS (CONTINUED)

Mer Telemanagement Solutions (Continued)

The excess of the consideration for the acquisition over the fair value of net assets acquired was recorded as goodwill and derived from the market price of the shares at the time of the MTS Merger in the go-public transaction. As of December 31, 2021, $21,722,213 of the MTS goodwill was impaired. The goodwill created in the acquisition is not expected to be deductible for tax purposes.

The allocation of purchase price is subject to finalization during a period not to exceed one year from the acquisition date. Adjustments to the preliminary allocation of purchase price may occur related to finalization of income taxes.

Transaction Costs

SharpLink’s transaction costs incurred in connection with the MTS Merger were $3,084,341 for the nine months ended September 30, 2021. These costs were primarily comprised of professional fees, recorded in transaction expenses in the consolidated statement of operations. The transaction costs are not expected to be deductible for tax purposes.

Results of the MTS Business Subsequent to the Acquisition

The MTS business had approximate revenues and net loss of $653,000 and $22,332,000, respectively, which includes the impact of purchase accounting adjustments and goodwill impairment of $21,722,213. These results are included in operations for the period from July 26, 2021 through September 30, 2021. The financial results of the MTS business have been included in the Company’s Enterprise TEM segment from the date of acquisition.

NOTE 3 – REVENUE RECOGNITION

Nature of Products and Services

Software License

The Company’s software license allows the customer to take the software on premise. Electronic transfers of software licenses are recognized upon transfer of control, which is considered to occur when it is provided to the customer, resulting in revenue being recognized after the software has been delivered. Payments are due 30 days after being invoiced.

Software-as-a-Service

Software-as-a-Service (“SaaS”) arrangements are highly integrated services of development and hosting that grant customers the right to access the software. Updates are generally made available throughout the entire term of the arrangement, which is generally the length of a league season or single event period.

Via its Sports Gaming Client Services offerings, the Company provides a stand-ready obligation that includes an online library and technical support resources in these SaaS arrangements, which constitute a single, combined performance obligation, and revenue is recognized over the term of the service. Invoicing generally reflects two milestone payment terms. Other revenues related to the Affiliate Marketing Services software the Company is developing are immaterial.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 3 – REVENUE RECOGNITION (CONTINUED)

Nature of Products and Services (Continued)

Software-as-a-Service (Continued)

The Company’s WhatIfSports product provides sports simulation software that its users pay a fee to access over a period of time. The Company provides and maintains the software throughout the duration of the season, which constitutes a single performance obligation. Revenue is recognized over the term of the service.

Net Gaming Revenue

The Company collects fees from customers for daily and season-long online fantasy sports games in advance and recognizes the related fees over the term of the online fantasy game. Users of season-long online games are allowed to purchase additional fantasy add-on packages. Based on the type of add-on, revenue is recognized at the time of purchase or over the related period of time the add-on is valid. The Company’s performance obligation under these contracts is to provide the customers with a platform to play these fantasy sports games over the course of the season. Revenue is recognized ratably over the period of the related sports season.

Fee Revenue

The Company collects various forms of fee revenue from customers during their use of LeagueSafe. The Company’s performance obligation is to provide customers with an online platform to collect entry fees, provide transparency into league transactions, encourage timely payment of entry fees, secure funds during the season, and facilitate end-of-season prize payouts. Fee revenue related to payment transactions is deferred until the end of the specific season. Other types of fee revenue are recognized on a transactional basis when users complete transactions or when an account becomes inactive under the terms of the user agreement.

Subscription Revenue

The Company collects subscriptions from customers when they sign up for access to Fantasy National Golf Club. The Company’s performance obligation under these contracts is to provide users with access to their intellectual property. The property carries data that provides users with information to make betting decisions for professional golf. Revenue is initially deferred and recognized ratably over the subscription period.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 3 – REVENUE RECOGNITION (CONTINUED)

Revenues by Category

The Company combines its revenue into four categories, as follows:

	Nine Months Ended
	September 30,	September 30,
	2022	2021

Software-as-a-service and other	$-	$2,436,836
Net gaming revenue	1,156,716	1,335,231
Fee revenue	1,529,454	1,260,672
Subscription revenue	753,387	791,621
Total	$3,439,557	$5,824,360

Timing of Revenue Recognition

The Company has performance obligations that are satisfied over time and others that are satisfied at a point in time, as follows:

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Performance obligation satisfied:
Over time	$1,910,103	$4,563,688
At a point in time	1,529,454	1,260,672

Net sales	$3,439,557	$5,824,360

Significant Judgments

The Company’s lone license contract contains promises to transfer multiple products to the customer. Judgment is required to determine whether each product is considered to be a distinct performance obligation that should be accounted for separately under the contract. The Company allocates the transaction price to the distinct performance obligations based on relative standalone selling price (SSP) such as the prices charged to customers on a standalone basis, contractually stated prices, and other entity specific factors or by using information such as market conditions and other observable inputs. The Company estimates SSP by maximizing use of observable prices such as contractually stated prices.

Determining whether licenses are distinct performance obligations that should be accounted for separately, or not distinct and thus accounted for together, requires significant judgment. In some arrangements, such as the Company’s license arrangements, the Company has concluded that the individual licenses are distinct from each other. In others, like the Company’s SaaS arrangements, the software development and final product are not distinct from each other because they are highly integrated and therefore the Company has concluded that these promised goods are a single, combined performance obligation.

If a group of agreements are so closely related that they are, in effect, part of a single arrangement, such agreements are deemed to be one arrangement for revenue recognition purposes. The Company exercises significant judgment to evaluate the relevant facts and circumstances in determining whether the separate agreements should be accounted for separately or as, in substance, a single arrangement. The Company’s judgments about whether a group of contracts comprise a single arrangement can affect the allocation of consideration to the distinct performance obligations, which could have an effect on results of operations for the periods involved.

22

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 3 – REVENUE RECOGNITION (CONTINUED)

The Company is required to estimate the total consideration expected to be received from contracts with customers. In limited circumstances, the consideration expected to be received is fixed based on the specific terms of the contract or based on the Company’s expectations of the term of the contract.

Generally, the Company has not experienced significant returns from or refunds to customers. These estimates require significant judgment and the change in these estimates could have an effect on its results of operations during the periods involved.

Contract Balances

The timing of revenue recognition may differ from the timing of invoicing to customers and these timing differences result in contract advanced billings on the Company’s consolidated balance sheet. The Company has an enforceable right to payment upon invoicing and records deferred revenue when revenue is recognized subsequent to invoicing. The Company recognizes unbilled revenue when revenue is recognized prior to invoicing.

The Company recognizes contract assets related to direct costs incurred to fulfill the contracts. These costs are primarily labor costs associated with the development of the software. The Company defers these costs and amortizes them into cost of revenue over the period revenue is recognized. The Company had no contract assets as of September 30, 2022 and December 31, 2021.

The Company’s assets and liabilities related to its contracts with customers were as follows:

	As of	As of
	September 30,	December 31,
	2022	2021

Accounts receivable	$10,497	$30,290
Deferred revenue	8,106,051	914,412

The Company had accounts receivable balance of $373,239 as of January 1, 2020.

During the nine months ended September 30, 2022 and 2021, the Company recognized all of the revenue that was included in deferred revenue at the beginning of the period. All other activity in contract advanced billing is due to the timing of invoices in relation to the timing of revenue as described above.

Contracted but unsatisfied performance obligations were approximately $8,096,733 as of September 30, 2022, which the Company expects to recognize in revenue over the next 12 months. During the nine months ended September 30, 2022 and 2021, revenue was recognized from performance obligations satisfied in previous periods.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 days. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined that its contracts generally do not include a significant financing component. The primary purpose of invoicing terms is to provide customers with simplified and predictable ways of purchasing the Company’s products and services, and not to facilitate financing arrangements.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 4 – RESTRICTED INVESTMENTS

The Company had restricted investments that matured during the nine months ended September 30, 2021 and were not renewed. During the nine months ended September 30, 2021, restricted investments matured for total proceeds of $727,766.

NOTE 5 – SHARPLINK DECONSOLIDATION AND EQUITY METHOD INVESTMENT

During 2021, SharpLink preferred stockholders converted preferred shares to ordinary shares (see Note 14), and as a result, the Company no longer had a controlling interest in SharpLink as of August 31, 2021 and deconsolidated SharpLink from its consolidated financial statements effective as of August 31, 2021. In accordance with ASC 810, the Company recorded a gain on deconsolidation of $48,648,838 during the nine months ended September 30, 2021 in the other income (expense) section of the consolidated statements of operations. The gain on deconsolidation was calculated as follows:

Fair value of retained equity method investment	$54,341,136
Carrying amount of non-controlling interest	(375,189)
Carrying amount of net assets of SharpLink at August 31, 2021	(5,317,109)

Gain on deconsolidation of SharpLink	$48,648,838

The Company retained significant influence over the operating and financial policies of SharpLink and measured the fair value of the retained investment based on their share of the fair value of SharpLink, which is calculated using the market approached.

The following table provides summarized financial information for the Company’s ownership interest in SharpLink accounted for under the equity method for the nine months ended September 30, 2022 and 2021.

	Nine Months Ended
	September 30,	September 30,
	2022	2021
	(unaudited)	(unaudited)
Consolidated and Condensed Statement of Operations

Revenue	$4,940,264	$2,311,601
Cost of revenues	4,034,837	1,901,972

Gross profit	905,427	409,629

Operating expenses	13,390,818	31,129,930

Operating loss	(12,485,391)	(30,720,301)

Other income (expense)	(56,391)	13,156
Provision for income tax expense	(1,000)	(700)
Loss from discontinued operation, net of tax	(1,360,286)	(21,767,385)

Net loss	$(13,903,068)	$(52,475,230)

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 6 – FAIR VALUE ASSETS AND LIABILITIES

There are three general valuation techniques that may be used to measure fair value, as described below:

1.	Market approach – Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources.

2.	Cost approach – Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

3.	Income approach – Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Assets (liabilities) itemized below were measured at fair value using the market approach. The market approach was used for Level 1 assets measured on a non-recurring basis.

	Carrying	Fair Value
	Amount	Measurement
	Fair Value	(Level 1)	(Level 2)	(Level 3)

September 30, 2022
SharpLink equity method investment	$7,185,676	$7,185,676	$-	$-

	$7,185,676	$7,185,676	$-	$-

	Carrying	Fair Value
	Amount	Measurement
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2021
SharpLink equity method investment	$23,568,578	$23,568,578	$-	$-

	$23,568,578	$23,568,578	$-	$-

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 7 –EQUIPMENT

Equipment consists of the following as of September 30, 2022 and December 31, 2021:

	As of	As of
	September 30,	December 31,
	2022	2021
Leasehold improvements	$220,569	$220,569
Furniture and fixtures	39,320	39,320
Computer equipment and software	165,014	158,422
	424,903	418,311
Less accumulated depreciation	389,408	352,878
	$35,495	$65,433

Depreciation expense for the nine month periods ended September 30, 2022 and 2021, was $36,530 and $57,436, respectively.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets as of September 30, 2022 and December 31, 2021 consists of the following:

		Accumulated
	Cost	Amortization	Net

Balance, September 30, 2022
Customer relationships	$632,125	$464,182	$167,943
Trade names	426,890	346,569	80,321
Software	5,640,868	4,921,370	719,498

	$6,699,883	$5,732,121	$967,762

Balance, December 31, 2021
Customer relationships	$632,125	$409,647	$222,478
Trade names	426,890	294,107	132,783
Software	5,640,868	4,115,309	1,525,559

	$6,699,883	$4,819,063	$1,880,820

26

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

As of September 30, 2022, the useful lives of intangible assets consisted of the following:

		Weighted-
		Average
	Useful Life	Remaining Useful
	(years)	Life (years)

Customer relationships	5 - 9	2.57
Trade names	3 - 7	1.88
Software	3 - 7	1.77

Amortization expense for the nine months ended September 30, 2022 and 2021, was $913,057 and $1,075,546 respectively. Estimated future amortization expense related to these intangible assets is as follows:

Periods Ending December 31
2022 (three month period)	$196,801
2023	539,132
2024	185,477
2025	46,352
Total	$967,762

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company owns approximately 40% of the outstanding ordinary shares of SharpLink as of September 30, 2022. The Company has historically paid direct expenses incurred by SharpLink’s subsidiary, STI, which includes salaries and related expense for the employees of STI. The Company collects cash on behalf of the STI’s revenue generating activities. The Company allocated to STI cost of revenue and selling, general, and administrative expenses totaling $211,171 and $178,334 for the nine months ended September 30, 2022, and 2021, respectively, for costs incurred by the Company that were clearly applicable to the current and future revenue producing activities of STI. Management has allocated these expenses using judgement based on the most reasonable method for the type of expense. Allocation methods were based on headcount, budgeting, salaries expense, and revenue depending on the expense.

Since the merger of STI and SharpLink on November 1, 2020, the Company has generated a receivable from STI for expenses paid on behalf of STI in excess of cash collected by the Company on behalf of STI’s revenue generating activities, which is recorded in related party receivable in the consolidated balance sheets as of September 30, 2022 and December 31, 2021. As of September 30, 2022 and December 31, 2021, STI owed the Company $35,670 and $93,954, respectively.

The Company has a banking relationship with Platinum Bank (Platinum), which is considered a related party due to a board member of Platinum also serving on the board of directors for the Company and owns common stock of the Company. As of September 30, 2022 and December 31, 2021, the Company had related party cash and restricted cash balances of $50,280,236 and $28,549,384, respectively. The Company had interest income related to these accounts totaling $271,357 and $182,380 for the nine months ended September 30, 2022 and 2021, respectively. The Company also has related party notes with Platinum as discussed in Note 11 and 12.

The Company uses Brown & Brown (Brown), formerly Hays Companies, for all of its insurance brokerage needs. Brown is considered a related party as executives in Brown and its predecessor, own common stock in the Company, a Brown employee serves on the board of directors for the Company, and another employee serves on the board of directors for both the Company and SharpLink. As a result of MTS Merger, see Note 2, all board of director members of both the Company and SharpLink, resigned from the Company’s board of directors as of July 26, 2021. The Company paid $0 and $143,708 for the nine months ending September 30, 2022 and 2021, respectively for insurance coverage brokered by Brown.

NOTE 10 – OPERATING LEASES

The Company leases certain office space under a long-term, non-cancelable operating lease agreement. The lease has an original term that expires in December 2023 with an option to extend the term for three years. The Company has included this option to extend the lease because the Company determined after considering all economic factors that the Company is reasonably certain to exercise this option to extend the lease. The agreement requires the Company to pay real estate taxes, insurance, and repairs. There was no allocation of consideration to any non-lease component as amounts were not material.

The weighted-average discount rate is based on the discount rate implicit in the lease, or if the implicit rate is not readily determinable from the lease, then the Company estimates an applicable incremental borrowing rate. The Company determined the incremental borrowing rate based on the Company’s applicable borrowing rates under its current financing agreements as of the commencement date of the standard adoption.

28

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 10 – OPERATING LEASES (CONTINUED)

Total lease expense was $40,901 and $94,841 for the nine months ended September 30, 2022 and 2021, respectively.

The following table summarizes the supplemental cash flow information for the nine months ended September 30, 2022 and 2021:

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$96,662	$91,732

The following summarizes the weighted-average remaining lease term and weighted-average discount rate:

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Weighted-average remaining lease terms
Operating leases	30 months	32 months

Weighted-average discount rate
Operating leases	5.50%	5.50%

29

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 10 – OPERATING LEASES (CONTINUED)

The future minimum lease payments under noncancellable operating leases with terms greater than one year are listed below for the years ending December 31:

Periods Ending December 31
2022 (three month period)	$21,970
2023	48,945
2024	34,320
2025	29,337

Total lease payments	134,572
Less interest	9,347
Present value of lease liability	$125,225

NOTE 11 – RELATED PARTY LINE OF CREDIT

The Company had available $4,120,651 under a variable rate (5.5% as of September 30, 2022) bank line of credit, which expired June 15, 2023. The line of credit is with a related party (see Note 9). There was $4,120,651 outstanding as of both September 30, 2022 and December 31, 2021.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 12 – RELATED PARTY DEBT

The Company has the following notes payable with Platinum Bank, a related party (see Note 9).

	As of	As of
	September 30,	December 31,
	2022	2021

Note payable - Bank, $2,000,000 principal, with final advance of $158,219 on January 5, 2021. Payments are due in monthly principal and interest installments of $38,202, through maturity of December 9, 2025. Interest is fixed at 5.5% (effective rate of 5.92%). The loan is secured by assets of the Company.	$1,363,303	$1,643,479
Note payable - Bank, $750,000 principal, due on demand, and if no demand, 60 monthly installment payments of $14,240, interest charged at prime plus 1%, due August 2022. The loan was paid in full during 2022.	$-	$118,165
	1,363,303	1,761,644
Less unamortized debt issuance costs	19,980	19,980
Less current maturities of long-term debt	394,333	495,618

Long-term debt	$948,990	$1,246,046

Maturities of long-term debt are as follows:

Periods Ending December 31
2022 (three month period)	$97,277
2023	398,823
2024	421,319
2025	445,884
Total	$1,363,303

NOTE 13 – PAYCHECK PROTECTION PROGRAM

The Company applied for and obtained PPP loans administered by the U.S. Small Business Administration (SBA). Under the terms of the loans, the Company could apply for forgiveness for a portion of or all of the loans. In order to meet the conditions for forgiveness, the Company was required to maintain certain employee levels and use the proceeds on eligible expenses including payroll, benefits, rent, and utilities.

In April 2020, the Company applied for and obtained a PPP loan in the amount of $700,000, established under the Coronavirus Aid, Relief, and Economic Security (Cares) Act. The Company received forgiveness from the SBA in January 2021. Accordingly, the Company recognized a gain on extinguishment of debt of $700,000 in January 2021.

In January 2021, the Company applied for a second PPP loan in the amount of $699,519, established under the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the Economic Aid Act). All conditions for forgiveness were met during 2021, and the loan was forgiven by the SBA in August 2021. Accordingly, the Company recognized a gain on debt extinguishment of $699,519 in August 2021.

31

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 13 – PAYCHECK PROTECTION PROGRAM (CONTINUED)

The Company must retain all records relating to the loans for six years from the date of forgiveness and must permit authorized representatives of the SBA, including representatives of its Office of Inspector General, to access such files upon request.

NOTE 14 – PREFERRED STOCK

In July 2018, the Company filed a Certificate of Incorporation in Delaware and authorized the issuance of 14,000,000 shares of Common Stock at a $0.0001 par value per share and 8,000,000 shares of Series A Preferred Stock at a $0.0001 par value per share.

Terms of the Preferred Stock are as follows:

Voting – Holders of each share of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock are convertible. Holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

Dividends – In the event that the Company declares dividends on shares of any other class or series of capital stock of the Company, holders of each share of Series A Preferred Stock shall receive a dividend in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, the same dividend payable on each share of such class or series determined as if all shares of such class or series had been converted into Common Stock and (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price ($1.79 per share, subject to appropriate adjustment in the event of any stock dividend, split, or recapitalization). If the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Series A Preferred Stock shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend.

Liquidation – Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, Series A Preferred Stock holders shall be entitled to receive out of the assets an amount per share equal to the greater of (i) the Series A Original Issue Price, plus any accrued and unpaid dividends thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, or winding up before any distribution or payment shall be made to the holders of any Junior Securities. If upon any such liquidation, dissolution or winding up of the Company, the assets are insufficient to pay the Series A Liquidation Amount in full, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution.

32

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 14 – PREFERRED STOCK (CONTINUED)

Conversion – Each share of Series A Preferred Stock shall be convertible into shares of Common Stock as is determined by dividing the Series A Original Issue Price by the conversion price, $1.79 per share. The conversion price would be reduced if the Company issues Common Stock at a price lower than the conversion price, or issues an instrument granting the holder rights to purchase Common Stock at a price lower than the conversion price.

Upon either (a) the closing of the sale of shares of Common Stock at a price of at least $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) in a public offering under the Securities Act of 1933 resulting in at least $25,000,000 of gross proceeds to the Company and subsequently the Common Stock is listed for trading on the Nasdaq, the New York Stock Exchange or another exchange or marketplace approved the Board of Directors, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Preferred Supermajority, then all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to the Certificate of Incorporation, and such shares may not be reissued by the Company.

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK

On December 23, 2020, the SharpLink, Inc. board authorized the establishment and designation of 9,000 shares of 8% convertible preferred stock (“Series A preferred stock”) at $0.01 par value. Additionally, the SharpLink, Inc. board reserved 4,150,000 shares of common stock issuable upon the conversion of the shares of Series A preferred stock. On December 23, 2020, SharpLink, Inc. entered into a securities purchase agreement with an investor to issue 2,000 shares of Series A preferred stock for $2,000,000 (“First Tranche”).

Terms of the Series A preferred stock are as follows:

Voting – Series A preferred stock shall have no voting rights, however, without the affirmative vote of the majority of the outstanding shares of Series A preferred stock, SharpLink, Inc. cannot (a) alter or change adversely the powers, preferences or rights given to the Series A preferred stock, (b) authorize or create any class of stock ranking in priority to as to dividends, redemption or distribution of assets upon a liquidation, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series A preferred stock, or (e) enter into any agreement with respect to any of the above.

Dividends – Holders of each share of Series A preferred stock shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 8% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of such share of Series A preferred stock and on each conversion date in cash, or at SharpLink, Inc.’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination thereof.

33

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK (CONTINUED)

Liquidation – Upon any liquidation, dissolution or winding-up of SharpLink, Inc., whether voluntary or involuntary, Series A preferred stock holders shall be entitled to receive out of the assets an amount equal to the Stated Value of $1,000 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due (the preferred liquidation preference), for each share of Series A preferred stock before any distribution or payment shall be made to the holders of any Junior Securities.

Conversion – Each share of Series A preferred stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series A preferred stock by the conversion price, $2.1693 per share. The conversion price would be reduced if SharpLink, Inc. issues common stock at a price lower than the conversion price, or issues an instrument granting the holder rights to purchase common stock at a price lower than the conversion price. Upon the closing of the Going Public Transaction all outstanding shares of Series A preferred stock shall automatically be converted into that number of shares of common stock, subject to a beneficial ownership limitation of 9.99%, determined by dividing the stated value of such share of Series A preferred stock by the conversion price.

Second Tranche – Immediately prior to completing the Going Public Transaction, SharpLink, Inc. shall sell to the current Series A preferred stock shareholder not less than $5,000,000 of preferred stock.

Commitment Fee –Immediately following the Second Tranche, SharpLink, Inc. shall issue preferred stock equal to the greater of either 15% of the aggregate of the First and Second Tranche or 3% of the Company’s issued and outstanding capital.

Redemption – SharpLink, Inc. shall redeem all of the outstanding shares of Series A preferred stock if SharpLink, Inc. has not completed the Going Public Transaction by December 23, 2021. SharpLink, Inc. would be required to redeem at the aggregate stated value, plus accrued but unpaid dividends, all liquidated damages. Interest shall accrue at the lesser of 12% per annum or the maximum rate permitted by applicable law until the amount is paid in full. SharpLink, Inc. accretes the carrying value of the Series A preferred stock to the full redemption value ratably until December 23, 2021.

On June 15, 2021, SharpLink, Inc. entered into the first amendment to the securities purchase agreement, which amended the following terms:

Second Tranche – Amended to provide that immediately prior to completing the Going Public Transaction, SharpLink, Inc. shall sell to the current Series A preferred stock shareholder Series B preferred stock for $6,000,000.

Commitment Fee – Amended to provide that immediately following the Second Tranche, SharpLink, Inc. shall issue Series A-1 preferred stock equal to 3% of the issued and outstanding capital of the Company.

34

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK (CONTINUED)

On July 23, 2021, SharpLink, Inc. entered into the second amendment to the securities purchase agreement, which amended the following terms:

Second Tranche – Amended to provide that immediately prior to completing the Going Public Transaction, SharpLink, Inc. shall sell to the current Series A preferred stock shareholder 2,765,824 shares of Series B preferred stock for $6,000,000.

On July 26, 2021, SharpLink’s board authorized the establishment and designation of 525,016 shares of Series A-1 Convertible preferred stock (“Series A-1 preferred stock”) at $0.01 par value.

Terms of the Series A-1 preferred stock are as follows:

Voting – Series A-1 preferred stock shall have no voting rights, however, without the affirmative vote of the majority of the outstanding shares of Series A-1 preferred stock, SharpLink cannot (a) alter or change adversely the powers, preferences or rights given to the Series A-1 preferred stock, (b) authorize or create any class of stock ranking in priority to as to dividends, redemption or distribution of assets upon a liquidation, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series A-1 preferred stock, or (e) enter into any agreement with respect to any of the above.

Liquidation – Upon any liquidation, dissolution or winding-up of the SharpLink, whether voluntary or involuntary, Series A-1 preferred stock holders shall be entitled to receive out of the assets an amount equal to the Stated Value of $2.1693 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due (the preferred liquidation preference), for each share of Series A-1 preferred stock before any distribution or payment shall be made to the holders of any Junior Securities.

Conversion – Each share of Series A-1 preferred stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series A-1 preferred stock by the conversion price, $2.1693 per share. The conversion price would be reduced if the SharpLink issues common stock at a price lower than the conversion price, or issues an instrument granting the holder rights to purchase common stock at a price lower than the conversion price. Upon the closing of the Going Public Transaction all outstanding shares of Series A-1 preferred stock shall automatically be converted into that number of shares of common stock, subject to a beneficial ownership limitation of 9.99%, determined by dividing the stated value of such share of Series A-1 preferred stock by the conversion price.

Redemption – SharpLink completed the Going Public Transaction and redeemed all of the outstanding shares of Series A-1 preferred stock before July 26, 2022. The Company redeemed the shares at the aggregate stated value, plus accrued but unpaid dividends, all liquidated damages. Interest shall accrued at the lesser of 12% per annum or the maximum rate permitted by applicable law until the amount is paid in full.

35

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK (CONTINUED)

On July 26, 2021, SharpLink Gaming LTD’s board authorized the establishment and designation of 2,765,824 shares of Series B convertible preferred stock (“Series B preferred stock”) at $0.01 par value.

Terms of the Series B preferred stock are as follows:

Voting – Series B preferred stock shall have no voting rights, however, without the affirmative vote of the majority of the outstanding shares of Series B preferred stock, the SharpLink cannot (a) alter or change adversely the powers, preferences or rights given to the Series B preferred stock, (b) authorize or create any class of stock ranking in priority to as to dividends, redemption or distribution of assets upon a liquidation, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series B preferred stock, or (e) enter into any agreement with respect to any of the above. Dividends – Holders of each share of Series B preferred stock shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 8% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of such share of Series B preferred stock and on each conversion date in cash, or at SharpLink Gaming LTD’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination thereof.

Liquidation – Upon any liquidation, dissolution or winding-up of SharpLink , whether voluntary or involuntary, Series B preferred stock holders shall be entitled to receive out of the assets an amount equal to the Stated Value of $2.1693 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due (the preferred liquidation preference), for each share of Series B preferred stock before any distribution or payment shall be made to the holders of any Junior Securities.

Conversion – Each share of Series B preferred stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series B preferred stock by the conversion price, $2.1693 per share. The conversion price would be reduced if SharpLink issues common stock at a price lower than the conversion price, or issues an instrument granting the holder rights to purchase common stock at a price lower than the conversion price. Upon the closing of the Going Public Transaction all outstanding shares of Series B preferred stock shall automatically be converted into that number of shares of common stock, subject to a beneficial ownership limitation of 9.99%, determined by dividing the stated value of such share of Series B preferred stock by the conversion price.

Redemption – SharpLink completed the Going Public Transaction and redeemed all of the outstanding shares of Series B preferred stock before July 26, 2022. The Company redeemed the outstanding shares at the aggregate December 31, 2021, and 2020 stated value, plus accrued but unpaid dividends, all liquidated damages. Interest accrued at the lesser of 12% per annum or the maximum rate permitted by applicable law until the amount was paid in full.

36

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK (CONTINUED)

On July 26, 2021, SharpLink, Inc. completed its merger with Mer Telemanagement Solutions Ltd. (“MTS”) (the “MTS Merger”) and changed its name to SharpLink and commenced trading on NASDAQ under the ticker symbol “SBET.” The MTS Merger was effectuated by a share exchange in which MTS issued shares to SharpLink, Inc. shareholders, resulting in SharpLink, Inc. shareholders owning approximately 86% of the capital stock of SharpLink, on a fully-diluted, as-converted basis. The exchange ratio used to determine the number of shares issued to SharpLink, Inc. shareholders was 1.3352, which was calculated pursuant to the terms of the MTS Merger Agreement.

At SharpLink’s Extraordinary General Meeting of Shareholders held on July 21, 2021, SharpLink’s shareholders approved an Amended and Restated Articles of Association, which was effective upon consummation of the MTS Merger. The Amended and Restated Articles of Association increased the registered share capital to 92,900,000 ordinary shares, 800,000 shares of Series A preferred stock, 2,600,000 shares of Series A-1 preferred stock and 3,700,000 shares of Series B preferred stock, each at a par value of $0.02, reflecting the reverse stock split at a ratio of 1-to-2, which became effective on July 26, 2021 immediately prior to the effectiveness of the MTS Transaction.

The terms of the Series A preferred stock, Series A-1 preferred stock and Series B preferred stock authorized by SharpLink are consistent with the terms of the SharpLink, Inc. Series A preferred stock, Series A-1 preferred stock and Series B preferred stock.

The SharpLink’s equity structure was adjusted for all periods presented in the consolidated statements of shareholders’ equity using the exchange ratio established in the MTS Merger Agreement to reflect the number of shares of the legal parent (the accounting acquiree) issued in the reverse acquisition. Ordinary share par value and additional paid-in capital was adjusted for all periods presented in the consolidated statements of shareholders’ equity to reflect the new par value of ordinary shares after the 1-to-2 reverse stock split.

The MTS Merger represented a Going Public Transaction. Immediately prior to the MTS Merger, the outstanding shares of the SharpLink, Inc. Series A preferred stock were exchanged for 1,230,956 shares of Series A-1 preferred stock in the Company. Additionally, the holder of the Series A preferred stock received 700,989 shares of Series A-1 preferred stock in the Company to settle the commitment fee and 3,692,862 shares of Series B preferred stock in the Company in exchange for $6,000,000 to settle the second tranche commitment.

Subsequent to the MTS Merger, the holder of the Series A-1 preferred stock and Series B preferred stock converted 1,931,945 and 3,568,055 shares, respectively, to ordinary shares of SharpLink, each at a 1:1 ratio. Due to the conversion of SharpLink’s preferred stock to ordinary shares, the Company no longer had a controlling interest in SharpLink as of August 31, 2021 (see Note 5).

37

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 16– SHARPLINK WARRANTS

Warrant – Advisory Services

On February 1, 2021, SharpLink, Inc. issued a common stock purchase warrant (“warrant”) in exchange for advisory services, which gave the holder the right to purchase up to 636,867 shares of SharpLink, Inc.’s common stock.

The terms of the warrant are as follows:

Voting and Dividends – This warrant does not entitle the holder to any voting rights, dividends or other rights as a shareholder of SharpLink, Inc. prior to the exercise of the warrant.

Exercisability and Termination Dates – The warrant will vest and become exercisable by the holder immediately prior to the Going Public Transaction. If the Going Public Transaction does not occur by August 1, 2022, the warrant will terminate and shall no longer be exercisable by the holder. In the instance that a Going Public Transaction is consummated prior to the initial termination date, the warrant shall be vested, fully exercisable and the termination date shall be extended 5 years from the exercisability date.

Exercise Price – The exercise price per share of common stock under this warrant shall be $0.01.

The warrant is in the scope of ASC 718, Compensation – Stock Compensation, as a share-based payment issued to nonemployees in exchange for services. Compensation costs for a nonemployee share-based payment award with a performance condition, such as the Going Public Transaction, is recognized when the performance condition becomes probable of occurrence, which in SharpLink, Inc.’s case is when the Going Public Transaction is completed. On July 26, 2021, SharpLink, Inc. completed the MTS Merger. The warrant vested and became fully exercisable into 850,330 ordinary shares in the Company immediately prior to the MTS Merger.

The warrant’s grant date fair value of $2,001,677 was recognized upon the completion of the Going Public Transaction using a Black Scholes option-pricing model with the following assumptions:

Fair value of ordinary shares on grant date	$2.36
Exercise price	$0.01
Expected volatility	58.2%
Expected dividends	0.0%
Expected term (in years)	5.00
Risk-free rate	0.42%

38

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 16 – SHARPLINK WARRANTS (CONTINUED)

SharpLink, Inc.’s underlying stock was not publicly traded on the issuance date of the warrant but its fair value was estimated using a straight-line calculation, with the benefit of hindsight, between the fair values determined as of December 31, 2020, and July 26, 2021, of $0.63 per share and $6.80 per share, respectively. SharpLink, Inc.’s underlying stock fair value was determined on December 31, 2020, using recent equity financings and on July 26, 2021, using SharpLink’s publicly traded share price. SharpLink determined that the straight-line calculation provides the most reasonable basis for the valuation of the warrant issued on February 1, 2021, because the SharpLink did not identify any single event that occurred during this interim period that would have caused a material change in value.

The SharpLink estimates the volatility of its underlying stock by using an average of the calculated historical volatility of a group of comparable publicly traded stock. The expected dividend yield is calculated using historical dividend amounts and the stock price at the warrant issuance date. The risk-free rate is based on the United States Treasury yield curve in effect at the time of the grant. The expected term is estimated based on contractual terms.

Warrants – MTS

Prior to the MTS Merger, the MTS shareholders approved the issuance of a warrant to the former MTS CEO to acquire 58,334 ordinary shares, at an exercise price of $2.642, which vested and became immediately exercisable upon the consummation of the MTS Merger. The warrant was granted on July 21, 2021, and expires three years after the grant date. The grant date fair value was recognized as an expense upon vesting, which occurred immediately prior to the MTS Merger. The compensation expense related to this warrant was recognized in the MTS financial results immediately prior to the merger and thus is not included in the SharpLink consolidated statement of operations. This warrant does not entitle the holder to any voting rights, dividends or other rights as a shareholder of SharpLink prior to the exercise of the warrant.

Prior to the MTS Merger, the MTS shareholders approved the issuance of a warrant to the former MTS CEO to acquire 25,000 ordinary shares, with a $0 exercise price, which vested and became immediately exercisable upon the consummation of the MTS Merger. The warrant was granted on July 21, 2021, and expires three years after the grant date. The grant date fair value was recognized as an expense upon vesting, which occurred immediately prior to the MTS Merger. The compensation expense related to this warrant was recognized in the MTS financial results immediately prior to the merger and thus is not included in the SharpLink consolidated statement of operations. This warrant does not entitle the holder to any voting rights, dividends or other rights as a shareholder of SharpLink prior to the exercise of the warrant.

39

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 17 – INCOME TAXES

Deferred tax assets and liabilities as of September 30, 2022 and December 31, 2021, consist of the following:

	As of	As of
	September 30,	December 31,
	2022	2021
Deferred tax assets
Net operating losses	$1,061,002	$752,714
Equipment	224	-
Goodwill	17,643	91,342
Intangible assets	271,811	99,144
Lease liability	27,550	49,439
Research and development tax credits	65,168	82,446
Nonqualified stock compensation	32,714	27,273
Deferred rent	574	5,739
Charitable contributions	1,631	-
Deferred tax assets	1,478,317	1,108,097

Deferred tax liabilities
Right-of-use asset	24,918	44,941
Equipment	-	510
SharpLink investment	1,495,620	4,919,734
Deferred tax liabilities	1,520,538	4,965,185

Net deferred tax liability	$(42,221)	$(3,857,088)

As of September 30, 2022 and December 31, 2021, the Company has a federal tax net operating loss carryforward of $4,783,697 and $3,419,339, respectively, which will be available to offset future taxable income indefinitely. As of September 30, 2022 and December 31, 2021, the Company has net operating loss carryforwards in states totaling $670,973. The state net operating loss carryforwards will begin to expire in 2034 through 2037 and are available to offset future taxable income or reduce taxes payable. The Company has a research and development tax credit of $65,168 and $82,446 as of September 30, 2022 and December 31, 2021, respectively, that will be available to offset future tax liabilities. Research and development tax credits will begin to expire in 2028 through 2030.

The Company’s ability to utilize a portion of its net operating loss carryforwards to offset future taxable income may be subject to certain limitations under Section 382 of the Internal Revenue Code due to changes in the equity ownership of the Company. The Company has determined that all net operating losses are fully available as of September 30, 2022. In addition, future changes in ownership as defined in Section 382 of the Internal Revenue Code could put limitations on the availability of the net operating loss carryforwards.

40

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 17 – INCOME TAXES (CONTINUED)

Income tax expense (benefit) charged to income for the nine months ended September 30, 2022 and 2021 consists of the following:

	For Nine Months Ended
	September 30,	September 30,
	2022	2021

Current income tax expense	$-	$-
Deferred tax expense (benefit)	(3,814,867)	3,849,227
	$(3,814,867)	$3,849,227

A reconciliation between the effective tax rate on income from continuing operations and the statutory tax rate is as follows:

	For Nine Months Ended
	September 30,	September 30,
	2022	2021

Income tax benefit at federal statutory rate	$(3,649,704)	$3,575,195
State and local income taxes net of federal tax benefit	(173,795)	171,103
PPP loan forgiveness income	-	(147,000)
Initial recognition of SharpLink equity method investment	-	986,953
Other	8,632	187,215
Change in valuation allowance	-	(924,239)

Income tax expense (benefit)	$(3,814,867)	$3,849,227

The Company files income tax returns in the U.S. federal jurisdiction, Minnesota, and various other states. The Company is not subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2018. It is difficult to predict the final timing and resolution of any particular uncertain tax position. Based on the Company’s assessment of many factors, including past experience and complex judgements about future events, there are no uncertain tax positions, and the Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits as additional income tax expense. During the nine months ended September 30, 2022 and 2021, the Company did not recognize material income tax expense related to interest and penalties.

41

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 18 – STOCK OPTION PLANS

The Company has approved and adopted the 2018 stock option plan, which permits the grant of stock options to its employees, directors and consultants for up to 572,155 shares of common stock. For the nine months ended September 30, 2022, the Company had 527,678 options outstanding and 67,785 options were granted. For the nine months ended September 30, 2021, the Company 465,043 options outstanding and 220,933 options were granted.

NOTE 19 – LIQUIDITY

For the nine months ended September 30, 2022, the Company incurred a net loss of approximately $14,400,000, which includes an equity method net loss of SharpLink of approximately $5,530,000, and SharpLink equity method investment impairment charge of approximately $10,855,000. The Company is projecting negative cash flow for calendar years 2022 and 2023. As discussed in Note 20, the Company consummated an Agreement and Plan of Merger with SharpLink and SHGN Acquisition Corp that the Company expects to benefit from new revenue opportunities and overhead cost savings. The Company has also negotiated a new contract with its current merchant processor that is estimated to save approximately $150,000 on annual basis and is currently in cost saving negotiations on other contracts with current vendors. In addition, the Company’s investment in SharpLink could be liquidated to provide capital for operations.

NOTE 20 – SUBSEQUENT EVENTS

Merger with SharpLink

On December 22, 2022, the Company consummated a merger transaction with SHGN Acquisition Corp., (“Acquirer” or the “Merger Subsidiary”), a Delaware corporation and wholly owned subsidiary of SharpLink, in which Acquirer, acquired all of the outstanding capital stock of the Company via an Agreement and Plan of Merger, dated as of September 6, 2022 (“Merger Agreement”). In accordance with the terms of an equity purchase agreement between the Acquirer, the Acquiree and an individual acting as the SportsHub stockholders’ representative (“the Stockholder Representative”):

SharpLink issued an aggregate of 4,319,263 ordinary shares to the equity holders of SportsHub, on a fully diluted basis. An additional aggregate of 405,862 ordinary shares are being held in escrow for SportsHub shareholders who have yet to provide the applicable documentation required in connection with the SportsHub Merger, as well as shares held in escrow for indemnifiable losses and for the reimbursement of expenses incurred by the Stockholder Representative in performing his duties pursuant to the Merger Agreement.

SportsHub has merged with and into the Merger Subsidiary, with the Merger Subsidiary remaining as the surviving corporation and wholly owned subsidiary of SharpLink.

SportsHub, which owned 8,893,803 ordinary shares of SharpLink prior to the merger, distributed those shares to SportsHub’s stockholders immediately prior to the consummation of the Merger. These shares were not part of the purchase consideration.

SharpLink assumed $5,387,850 of SportsHub’s debt as purchase consideration.

42

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 20 – SUBSEQUENT EVENTS (CONTINUED)

After the merger, SHGN Acquisition Corp. (“New Borrower”) entered the following agreements with the Lender to assume the loans of the Company (“Existing Borrower”).

On February 13, 2023, the New Borrower as successor by merger to Existing Borrower, LeagueSafe Management, LLC, a Minnesota limited liability company (“LeagueSafe”), Virtual Fantasy Games Acquisition, LLC, a Minnesota limited liability company (“Virtual Fantasy,” and together with LeagueSafe, collectively, the “Guarantors”) entered into a consent, assumption and second amendment agreement with the Lender. LeagueSafe and Virtual Fantasy were the Existing Borrower’s subsidiaries, and as a result of the merger, became the New Borrower’s subsidiaries.

On February 13, 2023, the New Borrower also executed an amended and restated term promissory note payable to the Lender in the principal amount of $1,267,199, which amended and restated the term promissory note dated as of June 9, 2020, executed by the Existing Borrower and payable to the Lender in the original principal amount of $2,000,000.

On February 13, 2023, the New Borrower, LeagueSafe and Virtual Fantasy (together with LeagueSafe, the “Pledgors”) entered into a consent, assumption and third amendment agreement with the Lender.

On February 13, 2023, the New Borrower also executed an amended and restated revolving promissory note payable to the Lender in the principal amount of $5,000,000, which amended and restated the term promissory note dated as of June 9, 2020, executed by the Existing Borrower and payable to the Lender in the original principal amount of $5,000,000. This agreement expires on June 15, 2025 and incurs interest at the greater of 4% or prime rate plus fifty basis points.

Sale of MTS

In June 2022, SharpLink’s Board of Directors approved management to enter into negotiations to sell MTS. SharpLink completed the sale of MTS on December 31, 2022.

43